UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 19, 2022

KemPharm, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Celebration Boulevard, Suite 103, Celebration, FL		34747
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (321) 939-3416

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMPH	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02          Results of Operations and Financial Condition.

On January 19, 2022, KemPharm, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that Travis C. Mickle, Ph.D., president and chief executive officer of the Company, issued a letter to shareholders detailing the company’s strategic focus on central nervous system/rare disease indications, an updated clinical development strategy and including the Company’s preliminary cash balance as of December 31, 2021. The Company also announced that it will host a conference call and live audio webcast with slide presentation today, at 4:30 p.m. ET, to discuss the Company’s strategy for advancing and expanding its development pipeline. During the call, senior management will provide guidance regarding the Company’s future clinical development priorities. A copy of the Press Release, including the letter to shareholders, and slide presentation are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 8.01          Other Events.

The information set forth above under Item 2.02 is hereby incorporated by reference into this Item 8.01.

Item 9.01          Financial Statements and Exhibits.

The following exhibits relating to Item 2.02 shall be deemed to be furnished, and not filed:

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated January 19, 2022.
99.2	Presentation dated January 19, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KemPharm, Inc.

Date: January 19, 2022	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton, CPA
Chief Financial Officer, Secretary and Treasurer